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                                                                      EXHIBIT 24


July 28, 2000

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

CMS Energy Corporation proposes to file a registration statement with the Securities and Exchange Commission with respect to the Stock Purchase Plan of CMS Energy Corporation.

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission and The New York Stock Exchange a registration statement and/or any appropriate amendment or amendments to said registration statement, to be accompanied by a prospectus or supplemental prospectus and any necessary exhibits required to be filed with the Securities and Exchange Commission or The New York Stock Exchange.




   /s/ William T. McCormick, Jr.                    /s/ Victor J. Fryling
------------------------------------        ------------------------------------
       William T. McCormick, Jr.                        Victor J. Fryling




       /s/ John Deutch                             /s/ W. U. Parfet
------------------------------------        ------------------------------------
          John M. Deutch                               William U. Parfet




    /s/ James J. Duderstadt                       /s/ Percy A. Pierre
------------------------------------        ------------------------------------
        James J. Duderstadt                           Percy A. Pierre




       /s/ K. R. Flaherty                             /s/ K. Whipple
------------------------------------        ------------------------------------
          Kathleen R. Flaherty                            Kenneth Whipple




       /s/ Earl D. Holton                              /s/ K. L. Way
------------------------------------        ------------------------------------
           Earl D. Holton                                  Kenneth L. Way




                              /s/ John B. Yasinsky
                      ------------------------------------
                                  John B. Yasinsky


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Extract from the minutes of a meeting of the Board of Directors of CMS Energy
Corporation (the "Corporation") held on July 28, 2000.

                                 - - - - - - - -

Stock Purchase Plan

                  At a meeting of the Board of Directors of the Corporation held on July 28, 1995, resolutions were adopted authorizing registration of 5,000,000 additional shares of Common Stock, $.01 par value, and 5,000,000 additional shares of Class G Common Stock, no par value, of the Corporation for the Corporation's Dividend Reinvestment and Common Stock Purchase Plan (currently known as the Stock Purchase Plan, the "Plan"). In October 1999, the Corporation exchanged all outstanding shares of the Class G Common Stock for Common Stock. Therefore, management recommended transferring the registration of the 4,151,799 shares of Class G Common Stock that remain unsold under the Plan's registration statement filed with the Securities and Exchange Commission on September 12, 1995 to the current registration of Common Stock (5,738,997 shares of which remain unsold) under a new Plan registration statement for a total amount of 9,890,796 shares that would be available for purposes of the Plan. Management also recommended revisions to the Plan, in substantially the form presented to the meeting, and such other amendments to the Plan as they may deem necessary and advisable, from time to time, in order to comply with securities laws. The matter was discussed fully.

                      Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

                  RESOLVED: That the Stock Purchase Plan (the "Plan") of the Corporation, as revised, is approved substantially in the form presented to the meeting or in such other form as the officers administering the same deem appropriate and as counsel may advise, and the officers of the Corporation, and each of them, are authorized and directed, for and on behalf of the Corporation, to amend the Plan, from time to time, as deemed necessary and advisable by management in order to comply with securities laws, all without further action of the Board; and

                  RESOLVED FURTHER: That the Board approves and authorizes the transfer of registration of 4,151,799 shares of Class G Common Stock, no par value, that remain unsold under the Plan's existing registration statement filed with the Securities and Exchange Commission on September 12, 1995 (the "Existing Registration Statement"), to the authorization for the issue and sale of 5,738,997 additional shares of Common Stock, $.01 par value, which remain unsold, under a new registration statement aggregating 9,890,796 shares of Common Stock, $.01 par value, for purposes of the Plan and to be sold in accordance with the terms and priced in accordance with the Plan, as the officers of the Corporation deem appropriate and as counsel may advise; and

                  RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized, in their discretion, on its behalf, to execute and file one




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      or more Registration Statements with the Securities and Exchange
      Commission under the Securities Act of 1933, as amended ("New Registration Statement"), or an amendment to the Existing Registration Statement (the New Registration Statement and the Existing Registration Statement, collectively "Registration Statements"), with respect to the transfer of 4,151,799 shares of Class G Common Stock to the issue and sale of 5,738,997 additional shares of Common Stock, $.01 par value, under the Plan, together with all documents required as exhibits to such Registration Statements with respect to the issue and sale of the Common Stock in such form as may be approved by the officers executing the same, and to do all other things necessary to make such Registration Statements effective, including the execution and filing of any necessary or appropriate amendments, including post-effective amendments; and

                  RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Common Stock as they may deem advisable; to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith, to execute and file all requisite papers and documents, including but not limited to applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation; and

                  RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to cause the Corporation to make application(s) to the New York Stock Exchange, or such other exchange as the officers may decide, for the listing on such Exchange, upon notice of issuance, of not more than 4,151,799 shares of Common Stock, $.01 par value; and to represent the Corporation in connection with any application(s) for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application(s) or in any agreements or other papers relating thereto as may be necessary or appropriate to conform with the requirements for listing; and

                  RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to have issued and to deliver, at one time or from time to time, certificates representing not more than 4,151,799 shares of Common Stock, $.01 par value; and

                  RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to do and to perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates in the name of and on behalf of the Corporation or otherwise as each such officer may deem necessary





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      or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and the Plan, including the performance of the obligations under the Common Stock, $.01 par value, the Registration Statements or any other agreements related to the issue and sale of the Common Stock; and

                  RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to sign, seal and deliver such documents, papers and instruments, and to do or cause to be done all acts and things which any of them may consider necessary or advisable to carry out the intent and purposes of all of the foregoing resolutions.

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I, Joyce H. Norkey, Assistant Secretary of the Corporation, CERTIFY that the foregoing are true and correct resolutions adopted at a meeting of the Board of Directors of the Corporation held on July 28, 2000 and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 29th day of August 2000.


                                                                       (S E A L)



                                                     /s/ Joyce H. Norkey
                                               ---------------------------------
                                                        Joyce H. Norkey
                                                       Assistant Secretary